Exhibit 21.1
SVB Financial Group Annual Report on Form 10-K
Exhibit 21.1-Subsidiaries of SVB Financial Group
The following is a list of the direct and indirect subsidiaries of SVB Financial Group as of December 31, 2017:

Subsidiary	Jurisdiction of Incorporation or Organization
Capital Partners III, L.P.	Delaware
Capital Partners IV, L.P.	Delaware
GHVL, LP	California
Gold Hill Venture Lending 03, LP	Delaware
Gold Hill Venture Lending 03-A, LP	Delaware
Gold Hill Venture Lending 03-B, LP	Delaware
GHVL 03-C, Inc.	Delaware
Gold Hill Venture Lending 03-C, LP	Delaware
Gold Hill Venture Lending Partners 03, LLC	Delaware
Qualified Investors Fund III, LLC	Delaware
Qualified Investors Fund IV, LLC	Delaware
Qualified Investors Fund V, LLC	Delaware
Shengwei Shengxiang Capital Hangzhou Venture Capital Fund (LP)	China
Silicon Valley BancVentures, Inc.	California
CP I, L.P.	California
Silicon Valley Bank	California
The Silicon Valley Bank Foundation	Delaware
SPD Silicon Valley Bank Co., Ltd.	China
Strategic Investors Fund V, L.P.	Delaware
Strategic Investors Fund V-A, L.P	Delaware
Strategic Investors Fund V-A Opportunity, L.P	Delaware
Strategic Investors Fund V-B, L.P.	Delaware
Strategic Investors Fund VI, L.P.	Delaware
Strategic Investors Fund VI-A, L.P.	Delaware
Strategic Investors Fund VII, L.P.	Delaware
Strategic Investors Fund VII-A, L.P.	Delaware
Strategic Investors Fund VIII, L.P.	Delaware
Strategic Investors Fund VIII-A, L.P.	Delaware
Strategic Investors Fund VIII-B, L.P.	Delaware
Strategic Investors Fund VIII Cayman, L.P.	Cayman
SVB Analytics, Inc.	Delaware
SVB Asset Management	California
SVB Business Partners (Beijing) Co. Ltd.	China
Growth Partners, L.P.	Delaware
SVB Capital Partners II, LLC	Delaware
CP II, L.P.	Delaware
SVB Capital Partners III, LLC	Delaware
SVB Capital Partners IV, LLC	Delaware
Capital Preferred Return Fund, L.P.	Delaware
Shanghai Yangpu Venture Capital Fund (LP)	China
SVB Capital II	Delaware
SVB Financial Group UK Limited	United Kingdom
SVB Global Financial, Inc.	Delaware
SVB Growth Investors, LLC	Delaware
SVB India Advisors, Pvt. Ltd.	India
SVB International Finance, Inc.	United States*
SVB Israel Advisors, Ltd.	Israel
Qualified Investors Fund, LLC	California
Qualified Investors Fund II, LLC	Delaware
SVB Securities	California
Strategic Investors Fund, L.P.	California
Strategic Investors Fund II, L.P.	Delaware
Strategic Investors Fund III, L.P.	Delaware
Strategic Investors Fund IV, L.P.	Delaware

Subsidiary	Jurisdiction of Incorporation or Organization
SVB Strategic Investors, LLC	California
SVB Strategic Investors II, LLC	Delaware
SVB Strategic Investors III, LLC	Delaware
SVB Strategic Investors IV, LLC	Delaware
SVB Strategic Investors V, LLC	Delaware
SVB Strategic Investors VI, LLC	Delaware
SVB Strategic Investors VII, LLC	Delaware
SVB Strategic Investors VIII, LLC	Delaware
SVB Venture Capital Investment Management (Shanghai) Co. Limited	China
SVB Capital Venture Overage, LLC	Delaware
SVB Wealth Advisory, Inc.	Delaware
Venture Overage Fund, L.P.	Delaware
Venture Investment Managers, L.P.	Delaware

*	Edge Act Corporation